Exhibit 99.1

December 30, 2014

Liberty Media Corporation to Present at the Citi Global Internet, Media and Telecommunications Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Media Corporation (Nasdaq: LMCA, LMCB, LMCK) announced that Greg Maffei, President and CEO of Liberty Media Corporation, will be presenting at the Citi Global Internet, Media and Telecommunications Conference, on Wednesday,  January 7th at 12:30 p.m., P.S.T. (3:30 p.m., E.S.T.) at the Bellagio Hotel in Las Vegas, NV.  During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the webcast.  An archive of the webcast will also be available on this website for 30 days after appropriate filings have been made with the SEC.

About Liberty Media Corporation

Liberty Media Corporation (Nasdaq:  LMCA, LMCB, LMCK) owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries SiriusXM and Atlanta National League Baseball Club, Inc., its interest in Live Nation Entertainment, and minority equity investments in Time Warner Inc. and Viacom.

Liberty Media Corporation
Courtnee Ulrich, 720-875-5420

Source: Liberty Media Corporation